Exhibit 99.1

First Industrial Realty Trust, Inc.

311 South Wacker Drive

Suite 3900

Chicago, IL 60606

312/344-4300

FAX: 312/922-9851

DENISE OLSEN JOINS BOARD OF DIRECTORS

OF FIRST INDUSTRIAL REALTY TRUST

CHICAGO, November 7, 2017 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, announced today that Denise Olsen has joined its board of directors and will serve as a member of its audit committee. Ms. Olsen is senior managing director and a member of the investment committee of GEM Realty Capital, an integrated real estate investment firm that invests in private market assets and publicly traded securities.

Ms. Olsen oversees business development for GEM Realty Capital. In addition, she is responsible for investor relations, reporting and communications for the firm. Previously, she was vice president at EVEREN Securities serving in their Real Estate Corporate Finance group. Prior to that, Ms. Olsen served in various capacities at JMB Realty Corporation, including senior portfolio manager of corporate mixed-use developments and as a member of the acquisitions group.

“Denise brings significant investment and operational experience from both the private and publicly traded real estate realms that will benefit our organization and our shareholders,” said Bruce W. Duncan, chairman of the board of directors of First Industrial. “We look forward to her counsel and contributions to the continuing growth and progress of our Company.”

Ms. Olsen is an executive committee member of The Samuel Zell and Robert Lurie Real Estate Center at the Wharton School at the University of Pennsylvania. She also serves on the investment committee of The Harry and Jeanette Weinberg Foundation. She received her Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 65.5 million square feet of industrial space as of September 30, 2017. For more information, please visit us at www.firstindustrial.com.

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Forward-Looking Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2016, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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